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EXHIBIT 5

Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

                                August 18, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Midway Games Inc. Form S-3 Registration Statement Registration No. 333-106643

Ladies and Gentlemen:

        We have acted as counsel to Midway Games Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") registering the sale of up to 12,839,295 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") issuable upon conversion of 3,500 shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") and 1,141,000 Common Stock purchase warrants (the "Warrants") issued May 16, 2003.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company's Amended and Restated Certificate of Incorporation, as amended; (iii) the Company's Amended and Restated Bylaws; (iv) proceedings of the Board of Directors of the Company; and (v) such other documents and we have made such examination of law as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing, we are of the opinion that

        1.     The Warrants are legal, valid and binding obligations of the Company in accordance with their terms, except that the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law).

        2.     The sale and issuance of the Shares upon conversion of the Series C Preferred Stock has been duly authorized by all necessary corporate action of the Company and such Shares, when issued upon conversion of and in accordance with the terms of the Series C Preferred Stock, will be validly issued, fully paid and non-assessable.

        3.     The sale and issuance of the Shares upon exercise of the Warrants has been duly authorized by all necessary corporate action of the Company and such Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non assessable.

        We consent to the filing of this opinion as Exhibit 5 to the Registration Statement (No. 333-106643), and we further consent to the reference made to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. Please note that shareholders of this firm hold, in the aggregate, 3,750 shares of Common Stock and options to purchase an aggregate of 60,000 shares of Common Stock.

        The law covered by the opinions expressed herein is limited to the corporate laws of the State of Delaware which includes the statutory provisions and all relevant provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Very truly yours,
SHACK SIEGEL KATZ & FLAHERTY P.C.
By:	/s/ PAMELA E. FLAHERTY Pamela E. Flaherty

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Shack Siegel Katz & Flaherty P.C. 530 Fifth Avenue New York, New York 10036 (212) 782-0700 August 18, 2003